Exhibit 32.1
Section 906 Certification
Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Kimco Realty Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:
     (i) the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13 (a) or Section 15 (d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 27, 2007

/s/ Milton Cooper
Milton Cooper
Chief Executive Officer
Date: February 27, 2007

/s/ Michael V. Pappagallo
Michael V. Pappagallo
Chief Financial Officer

160